Exhibit 99.1

FROM:	SELAS CORPORATION OF AMERICA	SCA-444
CONTACT:	Robert F. Gallagher 651-604-9638

FOR IMMEDIATE RELEASE

SELAS CORPORATION OF AMERICA REPORTS
THIRD-QUARTER RESULTS

Retains Focus on Precision Miniature Medical and Electronic Products Business;
Cuts Costs to Improve Future Earnings

ST. PAUL, Minn. —November 15, 2004 — Selas Corporation of America (AMEX: SLS) today reported results for the third quarter and nine months ended September 30, 2004.

        For the third quarter, the Company had a loss from continuing operations of $969,000, or $.19 per share, on sales of $8.5 million. This compares with a continuing operations loss of $1.7 million, or $.33 per share, on sales of $9.2 million for the third quarter of 2003. For the nine month period in fiscal 2004, Selas reported a loss from continuing operations of $305,000, or $.06 per share, on sales of $26.2 million, versus a loss of $1.9 million, or $.37 per share, on sales of $27.9 million for the year-ago nine months. The results for the nine month period ended September 30, 2004 included a gain on the sale of the Company’s property in Dresher, PA of approximately $3.1 million.

        In December 2003, the Company announced it is seeking a strategic buyer for its remaining Heat Technology business. Selas recognized income before extraordinary items of $286,000, or $.06 per share, from discontinued operations for the 2004 third quarter, compared with income from discontinued operations in the comparable year-earlier period of $870,000, or $.17 per share. Besides the remaining Heat Technology business, third-quarter 2003 discontinued operations include: Selas’ large furnace operation, which filed insolvency in August 2003; and Deuer Manufacturing, which was sold for a gain in July 2003.

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

        Additionally, in the September quarter, Selas recognized an extraordinary gain of $684,000, or $.13 per share, from acquiring the German heat technology operation from the French government for less than the fair market value of the assets qcquired. Previously, this operation was a subsidiary of the Company’s French operation that filed insolvency in 2003. The German operation is an integral part of Selas’ Heat Technology business and management believes acquiring it makes the business more attractive to a prospective buyer.

        For the third quarter of 2004, Selas reported net income of $1,000, or $.00 per share, compared with a net loss of $810,000, or $.16 per share, a year ago. For the nine months ended September 30, 2004, the total net income was $1,194,000, or $.23 per share, compared with a net loss of $2,377,000, or $.47 per share, for the year-ago period.

        Mark S. Gorder, president and chief executive officer of Selas, reiterated that the Company’s long-term strategy is to create accelerated growth for its Precision Miniature Medical and Electronic Products business. Selas’ core competencies position it well to expand its line of medical products to capture significantly more business.

        “With our expertise in the robotic manufacture of miniature and micro-miniature electronic products, we believe we are well-suited to compete in the medical device market,” Gorder said.

        For the nine months ended September 30, 2004, Precision Miniature Medical and Electronic Products sales decreased 6 percent to $26.2 million, from $27.9 million in the comparable 2003 period. The decline was primarily due to a weak world-wide hearing health market.

        Gorder stated, “The hearing health market continues to be stagnant and extremely price competitive. On a positive note, our digital circuit used in hearing aids was independently tested against all the major hearing aid manufacturers worldwide and found to be among the most robust in the industry. We believe this will help us increase our market share.”

        Gorder said earlier this month the Company initiated steps to reduce its overhead structure by eliminating management positions and shifting more manufacturing offshore in response to market weakness.

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

        “We believe that these moves will have a positive impact on our 2005 operating results. When completed, we expect to save approximately $3 million in expenses, and our goal is to achieve profitability sometime in 2005,” concluded Gorder.

About Selas
Headquartered in Arden Hills, Minn., Selas Corporation of America designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company’s core business, Precision Miniature Medical and Electronic Products, supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, electronics, telecommunications and medical equipment industries. Through its core competencies and robotic manufacturing expertise, Selas believes it is well-positioned to compete in the hearing health market and a medical device market that increasingly demands products with increased miniaturization, better cost containment, more reliability and high customer satisfaction. The Company has facilities throughout the United States, Asia and Europe. Selas’ common stock is traded on the American Stock Exchange under the symbol “SLS.”

Forward-Looking Statements
Statements as to the company’s long-term strategy and other statements herein that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas’ actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include the risk that the Company may not be able to achieve its long-term strategy, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the Company’s other business segments due to general economic conditions, possible non- performance of developing technological products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

SELAS CORPORATION OF AMERICA
Consolidated Statements of Operations

	Three Months Ended
	September 30, 2004	September 30, 2003
Sales, net	$8,524,215	$9,232,049
Cost of sales	6,922,737	6,897,910

Gross margin	1,601,478	2,334,139
Operating expenses:
Selling expense	889,371	989,823
General and administrative expense	1,245,042	1,481,528
Research and development expense	338,199	373,244

Total operating expenses	2,472,612	2,844,595
Operating loss	(871,134)	(510,456)
Interest expense	(102,863)	(128,190)
Interest income	489	1,715
Other income (expense)	19,047	(8,259)

Loss from continuing operations
before income taxes	(954,461)	(645,190)
Income tax expense	14,295	1,034,449

Loss from continuing operations	(968,756)	(1,679,639)
Income from discontinued operations,
net of income tax expense, before
extraordinary gain (Note 3)	285,972	869,691
Extraordinary gain from discontinued operations
(Note 13)	683,630	—

Net income (loss)	$846	$(809,948)

Income (loss) per share:
Basic:
Continuing operations	$(.19)	$(.33)
Discontinued operations	.06	.17
Extraordinary gain discontinued operations	.13	—

	$—	$(.16)

Diluted:
Continuing operations	$(.19)	$(.33)
Discontinued operations	.06	.17
Extraordinary gain discontinued operations	.13	—

	$—	$(.16)

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

SELAS CORPORATION OF AMERICA
Consolidated Statements of Operations

	Nine Months Ended
	September 30, 2004	September 30, 2003
Sales, net	$26,216,712	$27,899,945
Cost of sales	20,274,892	20,317,220

Gross margin	5,941,820	7,582,725
Operating expenses:
Selling expense	2,817,667	2,789,768
General and administrative expense	4,125,911	4,206,617
Research and development expense	1,060,044	1,079,302

Total operating expenses	8,003,622	8,075,687
Gain on sale of asset held for sale	3,109,627	—

Operating income (loss)	1,047,825	(492,962)
Interest expense	(350,765)	(444,037)
Interest income	1,834	6,252
Other income	118,300	37,409

Income (loss) from continuing operations
before income taxes	817,194	(893,338)
Income tax expense	1,122,199	988,883

Income (loss) from continuing operations	(305,005)	(1,882,221)
Income from discontinued operations,
net of income tax expense, before
extraordinary gain	815,862	(495,168)
Extraordinary gain from discontinued operations	683,630	—

Net income (loss)	$1,194,487	$(2,377,389)

Income (loss) per share:
Basic:
Continuing operations	$(.06)	$(.37)
Discontinued operations	.16	(.10)
Extraordinary gain discontinued operations	.13	—

	$.23	$(.47)

Diluted:
Continuing operations	$(.06)	$(.37)
Discontinued operations	.16	(.10)
Extraordinary gain discontinued operations	.13	—

	$.23	$(.47)

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

SELAS CORPORATION OF AMERICA
Consolidated Balance Sheets

Assets
	September 30, 2004	December 31, 2003
Current assets:
Cash, including cash equivalents of
$435,000 in 2004 and $431,000 in 2003 (all
cash equivalents are restricted)	$1,006,097	$624,867
Accounts receivable (less allowance for
doubtful accounts of $247,000 in 2004
and $254,000 in 2003)	5,576,698	4,537,830
Inventories	4,213,618	5,709,642
Refundable income tax	14,205	728,351
Deferred income taxes	—	890,230
Asset held for sale	—	540,175
Other current assets	485,283	480,305
Assets of discontinued operations	5,547,363	5,729,410

Total current assets	16,843,264	19,240,810
Property, plant and equipment:
Land	170,500	170,500
Buildings	1,732,914	1,732,914
Machinery and equipment	26,821,486	26,353,715

	28,724,900	28,257,129
Less: Accumulated depreciation	19,944,565	18,621,161

Net property, plant and equipment	8,780,335	9,635,968
Goodwill	5,264,585	5,264,585
Other assets, net	1,149,735	1,253,186

	$32,037,919	$35,394,549

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Selas Corporation Reports Third-Quarter Results
November 15, 2004

SELAS CORPORATION OF AMERICA
Consolidated Balance Sheets

Liabilities and Shareholders’ Equity
	September 30, 2004	December 31, 2003
Current liabilities:
Bank debt	$6,353,708	$8,568,162
Accounts payable	2,079,557	2,757,942
Customers’ advance payments on contracts	164,965	172,279
Accrued salaries, wages, and commissions	1,602,550	1,522,231
Other accrued liabilities	1,055,498	1,930,855
Liabilities of discontinued operations	1,551,412	2,341,493

Total current liabilities	12,807,690	17,292,962
Accrued pension liability	2,684,887	2,714,763
Other postretirement benefit obligations	2,827,417	2,827,417
Deferred income taxes	124,260	123,529
Contingencies and commitments
Shareholders’ equity:
Common shares, $1 par; 10,000,000 shares
authorized; 5,644,968 shares issued	5,644,968	5,644,968
Additional paid-in capital	12,025,790	12,025,790
Accumulated deficit	(2,036,521)	(3,231,009)
Accumulated other comprehensive loss	(775,494)	(738,793)
Less: 515,754 common shares held
in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	13,593,665	12,435,878

	$32,037,919	$35,394,549

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